Exhibit 11.1 – Consent of Auditor

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of our report dated March 5, 2026, on the financial statements of PIC Diversification Fund, LLC (the "Company") as of December 31, 2025 and 2024, and for the year ended December 31, 2025 and the period from November 6, 2024 (date of inception) to December 31, 2024, included in this Regulation A Offering Statement of the Company, on Form 1-A, and to the reference to our firm under the heading "Experts".

Assurance Dimensions, LLC

Coral Springs, Florida

July 30, 2026